Exhibit 11             HECHINGER COMPANY AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                          ---------------------------------------------------------------------------
                                            January 29,    January 30,    February 1,    February 2,    February 3,
Fiscal Year Ended                              1994           1993           1992           1991           1990
                                           -------------  -------------  -------------  -------------  -------------
Earnings (loss) before cumulative effect
  of change in accounting principle          $24,760,000   ($26,272,000)   $26,055,000    $23,259,000    $30,989,000

Interest on 5.5% convertible debentures                -              -              -              -      4,580,000
                                           -------------  -------------  -------------  -------------  -------------
Earnings (loss) before cumulative effect
  of change in accounting principle for
  primary and fully diluted earnings
  loss per share                              24,760,000    (26,272,000)    26,055,000     23,259,000     35,569,000

Cumulative effect on prior years of change
  in accounting principle, net of income
  taxes                                                -              -              -              -      3,200,000
                                           -------------  -------------  -------------  -------------  -------------
Net earnings (loss) for primary and
  fully diluted earnings (loss)
  per share                                  $24,760,000   ($26,272,000)   $26,055,000    $23,259,000    $38,769,000
                                           =============  =============  =============  =============  =============



Weighted average shares outstanding           41,743,852     41,694,182     39,496,710     35,944,153     36,146,182

Dilutive effect of stock options and
  restricted stock awards after
  application of the treasury
  stock method                                   198,075              -        228,509         56,912        136,397

Additional shares issuable assuming full
  conversion of the 5.5% debentures into
  Class A common stock                                 -              -              -              -      4,510,596
                                           -------------  -------------  -------------  -------------  -------------
Common and common equivalent shares
  outstanding for primary earnings (loss)
  per share                                   41,941,927     41,694,182     39,725,219     36,001,065     40,793,175

Additional dilution from stock options
  and restricted stock awards after
  application of the treasury stock method        33,011              -         51,836              -          4,335
                                           -------------  -------------  -------------  -------------  -------------
Common and common equivalent shares
  outstanding for fully diluted earnings
  (loss) per share                            41,974,938     41,694,182     39,777,055     36,001,065     40,797,510
                                           =============  =============  =============  =============  =============


Primary earnings (loss) per common share:
  Before cumulative effect of change in
    accounting principle                           $0.59         ($0.63)         $0.66          $0.65          $0.88

  Cumulative effect of change in
    accounting principle                               -              -              -              -          $0.07
                                                   -----          -----          -----          -----          -----
  Net earnings (loss) per common share             $0.59         ($0.63)         $0.66          $0.65          $0.95
                                                   =====          =====          =====          =====          =====

Fully diluted earnings (loss) per common
 share:
  Before cumulative effect of change in
    accounting principle                           $0.59         ($0.63)         $0.66          $0.65          $0.88

  Cumulative effect of change in
    accounting principle                               -              -              -              -          $0.07
                                                   -----          -----          -----          -----          -----
  Net earnings (loss) per common share             $0.59         ($0.63)         $0.66          $0.65          $0.95
                                                   =====          =====          =====          =====          =====